Exhibit 5

HOLLAND & KNIGHT LLP
701 Brickell Avenue
Suite 3000
Miami, FL 33131

April 7, 2004

Mayor’s Jewelers, Inc.
14051 N.W. 14th Street
Sunrise, Florida 33323

Re:	Mayor’s Jewelers, Inc. (the “Company”) Registration Statement on Form S-8

Ladies & Gentlemen:

We refer to the Registration Statement (the “Registration Statement”) on Form S-8 filed today by Mayor’s Jewelers, Inc. (the “Company”) with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an additional 500,000 shares (the “Additional Plan Shares”) of the common stock, $.0001 par value per share, of the Company (the “Common Stock”), which may be issued by the Company to participants in the Mayor’s Jewelers, Inc. Employee Stock Purchase Plan, formerly known as the Jan Bell Marketing, Inc. Employee Stock Purchase Plan, as amended (the “Plan”).

In rendering the opinion set forth herein, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect, (iii) the Bylaws of the Company, as amended to date and currently in effect, (iv) the Plan, and (v) certain resolutions of the Board of Directors and stockholders of the Company in connection with the Registration Statement. We also examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Additional Plan Shares will be, when (i) the Registration Statement becomes effective under the Act, and (ii) if issued in accordance with the terms of the Plan, duly authorized, validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, HOLLAND & KNIGHT LLP
/s/ Holland & Knight LLP